UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2003

                           Jacksonville Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                       00049792                  33-1002258
------------------------           --------------            ----------------
(State or other jurisdiction     (SEC File Number)           (I.R.S. Employer
   of incorporation)                                         Identification No.)

              1211 West Morton Avenue, Jacksonville, Illinois 62650
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (217) 245-4111


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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                           CURRENT REPORT ON FORM 8-K

Item 1.           Changes in Control of Registrant

                  Not Applicable

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not Applicable.

Item 7.           Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as an exhibit is Jacksonville Bancorp, Inc.'s (the "Company") news release announcing its June 30, 2003 earnings.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure - Information provided pursuant
                  to Item 12
                  ------------------------

     The Company announced its June 30, 2003 financial results by release. The press release is included as an exhibit.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Jacksonville Bancorp, Inc.


DATE:  July 14, 2003                  By:  /s/ Richard A. Foss
                                           ---------------------------
                                           Richard A. Foss
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

99.1 News release dated July 14, 2003 announcing June 30, 2003 earnings.

                                                                    EXHIBIT 99.1


                              For Immediate Release
July 14, 2003

Jacksonville, Illinois

Contact:          Richard A. Foss           Diana S. Tone
                  President and CEO         Chief Financial Officer
                  (217)245-4111             (217)245-4111

             JACKSONVILLE BANCORP, INC. ANNOUNCES QUARTERLY EARNINGS

Jacksonville Bancorp, Inc. (NASDAQ Small Cap - JXSB) reported net income for the three months ended June 30, 2003, of $166,000, or $0.09 per share of common stock, basic, and $0.08 per share, diluted, compared to net income of $356,000, or $0.19 per share of common stock, basic, and $0.18, diluted, for the three months ended June 30, 2002. The Company reported net income of $577,000, or $0.30 per share, basic, and $0.29 per share, diluted, for the six months ended June 30, 2003, compared to net income of $679,000, or $0.36 per share, basic, and $0.35 per share, diluted, for the six months ended June 30, 2002.

Net income decreased $190,000 during the three months ended June 30, 2003 as compared to the same period in 2002. The decrease is due to a $235,000 decline in net interest income and increases of $600,000 in provision for loan losses and $23,000 in other expenses, offset by an increase in other income of $555,000 and decrease in income taxes of $113,000. The decrease in net interest income is the net effect of decreases of $628,000 in interest income and $393,000 in interest expense. Total interest earning assets have decreased during the past twelve months through the sale of loans to the secondary market. Total loans declined to $130.0 million at June 30, 2003 from $154.0 million at June 30, 2002. Interest expense decreased, notwithstanding deposit growth of $15.1 million, due to lower interest rates. Other income increased $555,000 during the second quarter of 2003 primarily due to increased gains on loan sales of $275,000 and securities sales of $174,000 and an increase of $64,000 in brokerage commissions.

Net income decreased $102,000 during the six months ended June 30, 2003 compared to the same period of 2002, due to an increase of $1.2 million in provision for loan losses, a decrease of $168,000 in net interest income, and an increase of $103,000 in other expense, partially offset by an increase in other income of $1.3 million. Increased provisions were made during the first six months of 2003 to maintain the allowance for loan losses at a level deemed adequate following management's evaluation of potential problem credits and consideration of recent increases in loan delinquencies and charge-offs, as well as the current economic downturn in the Company's market area, which has resulted in a larger volume of bankruptcies and foreclosures.

The decrease in net interest income during the first six months of 2003 compared to the same period of 2002, is due to a decline of $1.0 million in interest income, which was only partially offset by an $844,000 decrease in interest expense. The increase in other income is mostly due to the $562,500 settlement that the Company received during the first quarter of 2003 from its insurance company related to the loan defalcation discovered during 2001. The remainder of the increase in primarily due to an increase in gains on loan sales of $430,000 and securities sales of $174,000. The increase in other expenses is mainly comprised of increased salaries and benefits expense of $57,000 and occupancy expense of $53,000.

Total assets at June 30, 2003, increased to $261.2 million from $252.5 million at December 31, 2002. Total deposits at June 30, 2003 were $234.2 million, compared to $225.3 million at December 31, 2002. Total equity at June 30, 2003 and December 31, 2002, was $20.7 million and $20.3 million, respectively. At June 30, 2003, the Bank exceeded its applicable regulatory capital requirements with Tier 1 leverage, Tier 1 risk-based capital, and total risk-based capital ratios of 6.6%, 11.8%, and 13.1%, respectively.

Jacksonville Bancorp, Inc. is a federally chartered stock holding company incorporated on May 3, 2002. The Company is headquartered at 1211 West Morton Avenue, Jacksonville, Illinois. The Company's operations are limited to the sole ownership of Jacksonville Savings Bank, an Illinois chartered savings bank, which operates six branch offices located in Morgan, Macoupin, and Montgomery counties in Illinois. All information at and for the period ended June 30, 2003, has been derived from unaudited financial information.

This news release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and experiences of the Company, are generally identified by use of the words "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposits flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.